Exhibit 10.10

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment No. 2”), dated as of July 19, 2018, made by and among Syneron Medical Ltd, a company formed under the laws of the State of Israel (the “Israeli Borrower”), Syneron, Inc., a Delaware corporation (the “U.S. Borrower” and, together with the Israeli Borrower, the “Borrower”), Lupert Ltd, a company formed under the laws of the State of Israel (“Israeli Holdings”), ING Capital LLC (“ING”), as Administrative Agent (the “Administrative Agent”), and each lender party hereto amends the Credit Agreement, dated as of September 20, 2017, (as amended by that certain Amendment No. 1, dated as of October 8, 2017, and as further amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “ Existing Credit Agreement”) among Holdings, the Borrower, ING as Administrative Agent and Collateral Agent and each Lender from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

PRELIMINARY STATEMENTS:

(1) Israeli Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to the Existing Credit Agreement.

(2) The Borrower has requested an amendment to the Existing Credit Agreement as set forth below.

(3) The Administrative Agent, Israeli Holdings, the Borrower and the Lenders party hereto desire to memorialize the terms of this Amendment No. 2 and make the amendments as set forth herein in accordance with Section 10.01 of the Existing Credit Agreement, with such amendments to become effective at the Amendment No. 2 Effective Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended as follows; provided that this Amendment No. 2 shall not constitute a novation of the Existing Credit Agreement (the “Amendments”):

(a) The definition of “Specified Restructuring” shall be amended and restated in its entirety to read as follows:

““Specified Restructuring” means each of the following steps, individually and collectively, along with ancillary transactions reasonably related thereto, (i) the formation of a new Delaware limited liability company (“U.S. Holdings”) by Guernsey Holdings, (ii) the contribution by Guernsey Holdings of the equity interests of Israeli Holdings to U.S. Holdings, (iii) the purchase by U.S. Holdings of the equity interests of U.S.

Borrower from Israeli Borrower, (iv) the redemption by Israeli Holdings of certain of its outstanding Equity Interests and the making of intercompany loans to evidence the consideration for such redemption, (v) the dividend in-kind distribution by Israeli Borrower to Israeli Holdings of the intercompany promissory note evidencing certain intercompany loans owed to Israeli Borrower by U.S. Holdings and the set-off by U.S. Holdings of certain intercompany obligations owed to U.S. Holdings by Israeli Holdings against the obligations under such intercompany promissory note, (vi) the formation of a new intervening parent company (“New Parent”) by SM Midco LP, and (vii) the contribution by SM Midco LP of the equity interests of Guernsey Holdings to New Parent; provided that U.S. Holdings shall have at all times satisfied the Collateral and Guarantee Requirement immediately prior and after giving effect to the Specified Restructuring. Notwithstanding anything to the contrary in the Credit Agreement or Loan Documents, the Loan Parties shall have 30 days (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the Collateral and Guarantee Requirement after the completion of each of steps (ii) and (iii) above, to the extent such step would affect compliance therewith.”

(b) The definition of “CFC” shall be amended and restated in its entirety to read as follows:

““CFC” means a Subsidiary of the U.S. Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code; provided that any Subsidiary of Holdings as of the Amendment No. 2 Effective Date, the Equity Interests in which do not constitute Excluded Equity Interests on the Amendment No. 2 Effective Date, shall not be considered a CFC even if it becomes a Subsidiary of the U.S. Borrower after the Closing Date.”

(c) The definition of “Change of Control” shall be amended and restated in its entirety to read as follows:

““Change of Control” means the earlier to occur of:

(a) (i) at any time prior to a Qualifying IPO, the Permitted Holders shall at any time cease, directly or indirectly, to have the power to vote or direct the voting of Equity Interests having at least a majority of the ordinary voting power for the election of directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) and/or (ii) at any time on and after a Qualifying IPO, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any Parent Entity of Holdings owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Equity Interests having the power to vote or direct the voting of such Equity Interests for the election of directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) having a majority of the ordinary voting power for the election of members of the Board of Directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings); and

(b) at any time prior to a Qualifying IPO of the Borrower, (x) the U.S. Borrower (or, for the avoidance of doubt, any Successor Borrower to the U.S. Borrower) ceasing to be a direct Wholly-Owned Subsidiary of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) or (y) the Israeli Borrower (or, for the avoidance of doubt, any Successor Borrower to the Israeli Borrower) a direct or indirect Wholly-Owned Subsidiary of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings);

provided that (i) at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) of this definition to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock and (ii) for the purposes of clause (a) of this definition, the members of any Permitted Holder Group will be treated as individual “persons,” and not as a “group.””

(d) The definition of “FSHCO” shall be amended and restated in its entirety to read as follows:

““FSHCO” means any Domestic Subsidiary of the U.S. Borrower that owns no material assets other than Equity Interests of one or more direct or indirect Foreign Subsidiaries that are CFCs; provided that any Domestic Subsidiary of Holdings as of the Amendment No. 2 Effective Date, the Equity Interests in which do not constitute Excluded Equity Interests on the Amendment No. 2 Effective Date, shall not be considered a FSHCO even if it later satisfies the foregoing definition.”

(e) The definition of “Guernsey Intermediate Holdco” shall be deleted in its entirety.

(f) The definition of “Holdings” shall be amended and restated in its entirety to read as follows:

““Holdings” means (i) (a) before the contribution of Israeli Holdings to U.S. Holdings under clause (ii) of the definition of Specified Restructuring, Israeli Holdings and (b) on and after the contribution of Israeli Holdings to U.S. Holdings under clause (ii) of the definition of Specified Restructuring, U.S. Holdings or (ii) after the Closing Date, at the election of the Borrower, any other Person or Persons (the “New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (the “Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) the New Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such substitution and any supplements to the Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Collateral Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent shall be delivered by the Borrower to the Administrative Agent to the effect that without limitation such substitution does not breach or result in a default under this Agreement or any other Loan Document, (e) all Equity Interests of the Borrower and substantially all of the other assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings and pledged to secure the Obligations and (f) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default or material tax liability; provided, further, that if each of the foregoing is satisfied, the Previous Holdings shall be automatically released of all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings.””

(g) Section 1.01 shall be amended to insert the following new definitions in the appropriate alphabetical order:

““Amendment No. 2 Effective Date” means July 19, 2018.

““Israeli Holdings” has the meaning specified in the introductory paragraph to this Agreement.”

““U.S. Holdings” has the meaning specified in the definition of “Specified Restructuring.””

(h) Clause (g) of Section 7.03 shall be amended and restated in its entirety to read as follows:

“(g) Indebtedness in connection with the Specified Restructuring;”

(i) The first paragraph of Section 7.10 shall be amended, starting at clause (xvi), to read as follows:

“(xvi) the Specified Restructuring, and (xvii) activities incidental to the businesses or activities described in clauses (i) to (xvi) of this Section 7.10.”

(j) Item 3 on Schedule 1.01A to the Credit Agreement shall be deleted in its entirety and replaced with “[Reserved].”

(k) Item 5 on Schedule 1.01A to the Credit Agreement shall be amended to add the following parenthetical after the word “notices”:

“(items 2 and 5, the “Guernsey Security Documents”).”

(l) Item 6 on Schedule 1.01A to the Credit Agreement shall be deleted in its entirety and replaced with “[Reserved].”

SECTION 2. Representations of the Loan Parties. Each Loan Party hereby represents and warrants to the other parties hereto as of the Amendment No. 2 Effective Date that:

(a) this Amendment No. 2 has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

(b) the representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c) after giving effect to this Amendment No. 2, the execution, delivery and performance by each Loan Party of this Amendment No. 2 and each other Loan Document to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) conflict with or contravene the terms of any of such Person’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clause (ii) or (iii), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d) at the time of and immediately after giving effect to this Amendment No. 2, no Default or Event of Default has occurred or is continuing or shall result from this Amendment No. 2.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment No. 2 is subject to the satisfaction (or waiver) of the following conditions (the date of such satisfaction or waiver, the “Amendment No. 2 Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, the Subsidiary Guarantors and the Lenders that constitute Required Lenders, either (x) a counterpart of this Amendment No. 2 signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment No. 2 by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment No. 2.

(b) The Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower dated as of the Amendment No. 2 Effective Date, to the effect set forth in Sections 2(b) and 2(d) hereof.

SECTION 4. Consent and Affirmation of the Guarantors. Each of the Guarantors, in its capacity as a guarantor under the Guaranty and a grantor under the other Collateral Documents, hereby (i) consents to the execution, delivery and performance of this Amendment No. 2 and agrees that each of the Guaranty and the other Collateral Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 2 Effective Date, except that, on and after the Amendment No. 2 Effective Date, each reference to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 2 and (ii) confirms that the Collateral Documents to which each of the Guarantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the Amendment No. 2 Effective Date, each reference in the Existing Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 2. From and after the Amendment No. 2 Effective Date, this Amendment No. 2 shall be a Loan Document under the Existing Credit Agreement.

(b) The Collateral Documents and each other Loan Document, as specifically amended by this Amendment No. 2, if applicable, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective prior guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement. Without limiting the generality of the foregoing, each Loan Party reaffirms its obligations under the Collateral Documents to which it is a party and its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents and all of the Liens described therein do and shall continue in full force and effect to secure the payment of all Obligations, in each case, after giving effect to this Amendment No. 2. Notwithstanding anything in the Security Agreement to the contrary, the parties hereto agree that upon execution and delivery by U.S. Holdings of a duly-completed Security Agreement Supplement, U.S. Holdings shall become a Grantor under the Security Agreement with the same force and effect as if originally named as a Grantor therein.

(c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment No. 2.

SECTION 7. Amendments; Headings; Severability. This Amendment No. 2 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment No. 2 and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment No. 2. Any provision of this Amendment No. 2 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Governing Law; Etc.

(a) THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 9. No Novation. This Amendment No. 2 shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Documents or the other Loan Documents. The obligations outstanding under or of the Existing Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment No. 2 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

SECTION 10. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.02(a) of the Existing Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ISRAELI HOLDINGS:

LUPERT LTD

By:	/s/ Todd Van Horn
Name: Todd Van Horn
Title: Director

BORROWER:

SYNERON MEDICAL LTD

By:	/s/ Mike Johnson
Name: Mike Johnson
Title: Director

By:	/s/ Geoff Crouse
Name: Geoff Crouse
Title: Director

SYNERON, INC.

By:	/s/ Mike Johnson
Name: Mike Johnson
Title: Director

By:	/s/ Geoff Crouse
Name: Geoff Crouse
Title: Director

[Signature Page to Amendment No. 2 to Credit Agreement]

ING CAPITAL LLC, as Administrative Agent and as Lender

By:	/s/ Marilyn Densel-Fulton
Name: Marilyn Densel-Fulton
Title: Managing Director

By:	/s/ Clifford Beltzer
Name: Clifford Beltzer
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

COMERICA BANK, as Lender

By:	/s/ Edward Wilson
Name: Edward Wilson
Title: Assistant Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

HSBC BANK PLC, as Lender

By:	/s/ Carol Shaked
Name: Carol Shaked
Title: Head of Corporate Israel Branch

/s/ Guy Birger
Name: Guy Birger
Title: Relationship Manager

RESTRICTED - [Signature Page to Amendment No. 2 to Credit Agreement]